Exhibit 4.1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

           THIS SENIOR NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY.  THIS SENIOR NOTE IS EXCHANGEABLE FOR SENIOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND NO TRANSFER OF THIS SENIOR NOTE (OTHER THAN A TRANSFER OF THIS SENIOR NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

[FORM OF FACE OF SENIOR NOTE]

$______________	No. ______
CUSIP: 708130AD1

J. C. PENNEY CORPORATION, INC.
J. C. PENNEY COMPANY, INC.

5.65% Senior Note Due June 1, 2020

J. C. Penney Corporation, Inc. and J. C. Penney Company, Inc., each a Delaware Corporation (hereinafter called the “Company” and “Co-obligor”, respectively), for value received, promise to pay to                   or registered assigns, the principal sum of $                    on June 1, 2020, and to pay interest on said principal sum, semiannually on June 1 and December 1 of each year, at the rate of 5.65% per annum, from the June 1 or the December 1, as the case may be, next preceding the date of this Senior Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Senior Note, or unless no interest has been paid on the Senior Notes, in which case from May 24, 2010, until the principal hereof becomes due and payable, and at such rate on any overdue principal and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest.  Notwithstanding the foregoing, when there is no existing default in the payment of interest on the Senior Notes, if the date hereof is after a Regular Record Date, which shall be the close of business on May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding an Interest Payment Date, and before the next succeeding Interest Payment Date, this Senior Note shall bear interest from such Interest Payment Date, or if no interest has been paid on the Senior Notes, from May 24, 2010; provided, however, that if the Company shall default in the payment of interest due on such Interest Payment Date, then this Senior Note shall bear interest from the next preceding Interest Payment Date to which interest has been paid or duly provided for, or if no interest has been paid on the Senior Notes, from May 24, 2010.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Senior Note (or one or more Predecessor Notes) is registered at the Regular Record Date for such Interest Payment Date.  The principal of (and premium, if any) and interest on this Senior Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the agency or agencies maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture.

Reference is made to the further provisions of this Senior Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

Unless one of the certificates of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company and Co-obligor have caused the execution hereof on their respective corporate name by their respective duly authorized officers on this     day of       .

J. C. PENNEY CORPORATION, INC.

By:
Myron E. Ullman, III
Chairman of the Board and
Chief Executive Officer

By:
Janet Dhillon
Executive Vice President,
General Counsel and Secretary

J. C. PENNEY COMPANY, INC.

By:
Myron E. Ullman, III
Chairman of the Board and
Chief Executive Officer

 By:
Janet Dhillon
Executive Vice President,
General Counsel and Secretary

FORM OF TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

This is one of the 5.65% Senior Notes
Due 2020 referred to in the within
mentioned Indenture.

Date:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By: THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
Authenticating Agent

By:_______________________________________
Authorized Officer

[FORM OF REVERSE OF SENIOR NOTE]

J. C. PENNEY CORPORATION, INC.

J. C. PENNEY COMPANY, INC.

5.65% Senior Note Due June 1, 2020

This Senior Note is one of a duly authorized issue of unsecured debentures, notes or other evidences of indebtedness of the Company (herein called the “Securities”) of the series hereinafter specified, all issued and to be issued under an Indenture, dated as of April 1, 1994, as amended by a first supplemental indenture, dated as of January 27, 2002, and a second supplemental indenture dated as of July 26, 2002 (herein called the “Indenture”), between the Company, Co-obligor and U.S. Bank National Association (formerly First Trust of California, National Association as Successor Trustee to Bank of America National Trust and Savings Association) (herein called the “Trustee,” which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Co-obligor, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered.  The Securities, which are unlimited in aggregate principal amount, may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided.  This Senior Note is one of a series of the Securities designated as the 5.65% Senior Notes Due June 1, 2020 (herein called the “Notes”).

The Notes are initially being offered in the principal amount of $                          .  The Company may, without consent of the Holders of the Notes, create and issue additional Notes ranking equally with the Notes in all respects, including having the same CUSIP number, so that such additional Notes shall be consolidated and form a single series with the Notes and shall have the same terms as to status, redemption or otherwise as the Notes.  No additional Notes may be issued if an Event of Default has occurred and is continuing with respect to the Notes.

If a Change of Control Triggering Event occurs, unless the Company has exercised its rights to satisfy and discharge the Notes prior to maturity as described below, Holders of Notes will have the right to require the Company to repurchase all or any part (in integral multiples of $1,000 original principal amount) of their Notes pursuant to the offer described below (referred to herein as a “Change of Contro l Offer”).  In the Change of Control Offer, the Company will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to the date of purchase (referred to herein as a “Change of Control Payment”).  Within 30 days following any Change of Control Triggering Event, the Company must mail a notice to Holders of Notes describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in such notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (referred to herein as a “Change of Control Payment Date”).  The Company must comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event.  To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Notes, the Company will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under these Change of Control provisions by virtue of such conflicts and compliance with law.

On the Change of Control Payment Date, the Company will be required, to the extent lawful, to:

•	accept for payment all Notes properly tendered pursuant to the Change of Control Offer;
•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
•	deliver or cause to be delivered to the Trustee the Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

Notwithstanding anything contained in the Indenture to the contrary, the terms below, as used with respect to the Notes, shall have the following respective meanings:

“Change of Control” means the occurrence of any of the following: (1) any event requiring the filing of any report under or in response to Schedule 13D or 14D-1 pursuant to the Securities Exchange Act of 1934, as amended, disclosing beneficial ownership of either 50% or more of the common stock of  the Co-Obligor then outstanding or 50% or more of the voting power of the voting stock of the Co-Obligor then outstanding; (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Co-Obligor or the Company and their respective subsidiaries taken as a whole to one or more Persons other than the Co-Obligor or one of its subsidiaries; or (3) the first day on which a majority of the members of the Co-Obligor’s Board of Directors are not Continuing Directors.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Co-Obligor who (1) was a member of such Board of Directors on the date of the issuance of the notes; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of the Co-Obligor’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch Ratings.

“Investment Grade” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Moody’s” means Moody’s Investors Services, Inc.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Securities Exchange Act of 1934, as amended, selected by the Company (as certified by a resolution of the Company’s Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“Rating Event” means (1) if the Notes are not rated Investment Grade by each of the Rating Agencies on the first day of the Trigger Period, the Notes are downgraded by at least one rating category (e.g., from BB+ to BB or Ba1 to Ba2) from the applicable rating of the Notes on the first day of the Trigger Period by each of the Rating Agencies on any date during the Trigger Period, or (2) if the Notes are rated Investment Grade by each of the Rating Agencies on the first day of the Trigger Period, the Notes cease to be rated Investment Grade by each of the Rating Agencies on any date during the Trigger Period. If a Rating Agency is not providing a rating for the Notes at the commencement of any Trigger Period, the Notes will be deemed to have been downgraded by at least one rating category or have ceased to be rated Investment Grade, as applicable, by such Rating Agency during that Trigger Period.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Trigger Period” means the period commencing on the first public announcement by the Co-Obligor of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

The Indenture provides that the Company, at any time or from time to time, may satisfy and fully discharge its obligations with respect to any payment of principal or interest due on the Notes by depositing in trust with the Trustee money or U.S. Government Obligations or a combination thereof in such amounts as will provide, after giving effect in the case of U.S. Government Obligations so deposited to the principal thereof and interest thereon when due, no less than the dollar amount which the Company would have been required, in respect of such payment, to segregate and hold in trust or deposit with the Trustee; provided, however, that any such deposit shall not affect the rights of the Holder of any Note to receive payments due on such Notes at the times provided therein and in the Indenture.  If such deposit is sufficient to make all payments of (1) interest on the Notes prior to their redemption or maturity, as the case may be, and (2) principal of and interest on the Notes when due upon redemption or at maturity, as the case may be, all the obligations of the Company under the Notes and the Indenture as it relates to the Notes shall be discharged and terminated except as otherwise provided in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register, upon surrender of this Note for registration of transfer at one of the agencies maintained by the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar (if other than the Company) duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only as registered Notes without coupons in the denominations of $1,000 and any integral multiple thereof.  As provided in the Indenture, Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment for registration of transfer of this Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of any series under the Indenture at any time by the Company with the consent of the Holders of 66 2/3% (unless a different percentage is specified with respect to any series of Securities, in which case, as to such series, the percentage so specified) in aggregate principal amount of the Outstanding Securities of each series affected by any such amendment or modification.  The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

No recourse shall be had for the payment of the principal of (or premium, if any) or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or the Co-Obligor or any successor corporation, whether by virtue of any  constitution,  statute  or  rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

______________________________________________________________________________________________________________________
______________________________________________________________________________________________________________________
(Print or type assignee’s name, address and zip code)

_____________________________________________
(Insert assignee’s Soc. Sec. or tax I.D. No.)

and irrevocably appoint ________________________ agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date: ____________________                                  Your Signature:_______________________

____________________________________
Sign exactly as your name appears
on the other side of this Note.

Signature Guarantee:

____________________________________                                                         ____________________________________
Signature must be guaranteed                                                                                     Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.